[PROXY CARD #1 FOR FLORIDA INTERMEDIATE TAX-FREE FUND]

VOTE BY TOUCH-TONE PHONE, THE INTERNET, OR BY MAIL

Option 1:	Automated Touch Tone Voting: Call toll-free 1-888-221-0697 and follow the recorded instructions.	T. Rowe Price Invest With Confidence Ram Logo
Option 2:	On the Internet at www.proxyweb.com and follow the on-screen instructions.
Option 3:	Return this proxy card using the enclosed envelope.
999 999 999 999 99** (LEFT ARROW)

Florida Intermediate Tax-Free Fund

MEETING TIME:  8:00 A.M. EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

By my signature below, I appoint Edward C. Bernard and Mary J. Miller as proxies to vote all Fund shares that I am entitled to vote at the Special Meeting of Shareholders to be held on October 18, 2006, at 8:00 a.m., ET in the offices of the Fund at 100 East Pratt Street, Baltimore, Maryland, 21202, and at any adjournments of the meeting. Mr. Bernard or Ms. Miller may vote my shares, and they may appoint substitutes to vote my shares on their behalf. I instruct Mr. Bernard and Ms. Miller to vote this proxy as specified on the reverse side, and I revoke any previous proxies that I have executed. The proxies will vote any other matters that arise at the meeting in accordance with their best judgment. I acknowledge receipt of the Fund`s Notice of Special Meeting of Shareholders and proxy statement.

(DOWN ARROW)PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET.

Date: __________________________

_______________________________________
Signature(s) (and Title(s), if applicable) (Sign in the Box)

NOTE:  Please sign exactly as name appears on this proxy.
Joint owners should each sign personally. Directors and other fiduciaries should indicate the capacity in which they sign,

and where more than one name appears, a majority must sign.
If a corporation, this signature should be that of an
authorized officer who should state his or her title.

(DOWN ARROW)(DOWN ARROW)

CONTINUED ON REVERSE SIDE

Please refer to the Proxy Statement discussion of this proposal.

THE PROXY WILL BE VOTED FOR THE PROPOSAL IF YOU DO NOT SPECIFY OTHERWISE.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THIS PROPOSAL.

(DOWN ARROW)(DOWN ARROW)

Please fill in box as shown using black or blue ink or number 2 pencil. / X /

PLEASE DO NOT USE FINE POINT PENS.

FOR	AGAINST	ABSTAIN
1.	To approve or disapprove an Agreement and Plan of Reorganization ("Plan"). The Plan provides for the transfer of substantially all of the assets of the Florida Intermediate Tax-Free Fund ("Fund"), to T. Rowe Price Summit Municipal Intermediate Fund (the "Summit Municipal Intermediate Fund"), in exchange for shares of the Summit Municipal Intermediate Fund and the distribution of Summit Municipal Intermediate Fund shares to the shareholders of the Fund in liquidation of the Fund.
/ /	/ /	/ /

PLEASE SIGN ON THE REVERSE SIDE

FLI-2006

[PROXY CARD #1 FOR TAX-FREE INTERMEDIATE BOND FUND, INC.]

VOTE BY TOUCH-TONE PHONE, THE INTERNET, OR BY MAIL

Option 1:	Automated Touch Tone Voting: Call toll-free 1-888-221-0697 and follow the recorded instructions.	T. Rowe Price Invest With Confidence Ram Logo
Option 2:	On the Internet at www.proxyweb.com and follow the on-screen instructions.
Option 3:	Return this proxy card using the enclosed envelope.
999 999 999 999 99** (LEFT ARROW)

T. Rowe Price Tax-Free Intermediate Bond Fund, Inc.

MEETING TIME:  8:00 A.M. EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By my signature below, I appoint Edward C. Bernard and Mary J. Miller as proxies to vote all Fund shares that I am entitled to vote at the Special Meeting of Shareholders to be held on October 18, 2006, at 8:00 a.m., ET in the offices of the Fund at 100 East Pratt Street, Baltimore, Maryland, 21202, and at any adjournments of the meeting. Mr. Bernard or Ms. Miller may vote my shares, and they may appoint substitutes to vote my shares on their behalf. I instruct Mr. Bernard and Ms. Miller to vote this proxy as specified on the reverse side, and I revoke any previous proxies that I have executed. The proxies will vote any other matters that arise at the meeting in accordance with their best judgment. I acknowledge receipt of the Fund`s Notice of Special Meeting of Shareholders and proxy statement.

(DOWN ARROW)PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET.

Date: __________________________

_______________________________________
Signature(s) (and Title(s), if applicable) (Sign in the Box)

NOTE:  Please sign exactly as name appears on this proxy.
Joint owners should each sign personally. Directors and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign.
If a corporation, this signature should be that of an
authorized officer who should state his or her title.

(DOWN ARROW)(DOWN ARROW)

CONTINUED ON REVERSE SIDE

Please refer to the Proxy Statement discussion of this proposal.

THE PROXY WILL BE VOTED FOR THE PROPOSAL IF YOU DO NOT SPECIFY OTHERWISE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

(DOWN ARROW)(DOWN ARROW)

Please fill in box as shown using black or blue ink or number 2 pencil. / X /

PLEASE DO NOT USE FINE POINT PENS.

FOR	AGAINST	ABSTAIN
1.	To approve or disapprove an Agreement and Plan of Reorganization ("Plan"). The Plan provides for the transfer of substantially all of the assets of the T. Rowe Price Tax-Free Intermediate Bond Fund, Inc. ("Fund"), to T. Rowe Price Summit Municipal Intermediate Fund (the "Summit Municipal Intermediate Fund"), in exchange for shares of the Summit Municipal Intermediate Fund and the distribution of Summit Municipal Intermediate Fund shares to the shareholders of the Fund in liquidation of the Fund.
/ /	/ /	/ /

PLEASE SIGN ON THE REVERSE SIDE

TII-2006